                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Cox Radio, Inc.

We have audited the accompanying combined statement of assets acquired as of December 31, 1999 and the related combined statement of revenues and direct operating expenses of KKBQ-FM Pasadena, Texas and KLDE-FM Houston, Texas (collectively referred to as the "Radio Stations") for the year then ended. These financial statements are the responsibility of the Radio Stations' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying combined financial statements reflect the assets acquired and the revenues and direct operating expenses attributable to the Radio Stations as described in Note 1 and are not intended to be a complete presentation of the assets or revenues and expenses of the Radio Stations.

In our opinion, the combined financial statements present fairly, in all material respects, the assets acquired of the Radio Stations as of December 31, 1999, and the revenues and direct operating expenses of the Radio Stations as described in Note 1 for the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/ Deloitte & Touche LLP


Atlanta, Georgia
September 22, 2000

             KKBQ-FM and KLDE-FM (Radio Stations owned by AMFM Inc.)

                     COMBINED STATEMENTS OF ASSETS ACQUIRED
             As of December 31, 1999 and June 30, 2000 (unaudited)

                                                                                            (Unaudited)
                                                                December 31, 1999          June 30, 2000
                                                                -----------------          -------------
                                                                          (Amounts in thousands)
  Property and equipment, net...............................      $      4,856             $      4,655
  Intangible assets, net....................................           171,442                  167,131
                                                                  ------------             ------------
            Total...........................................      $    176,298             $    171,786
                                                                  ============             ============


                   See notes to combined financial statements.

             KKBQ-FM and KLDE-FM (Radio Stations owned by AMFM Inc.)

          COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
                    For the Year Ended December 31, 1999 and
         the Six-Month Periods Ended June 30, 2000 and 1999 (unaudited)

                                                                           (Unaudited)            (Unaudited)
                                                       Year Ended       Six-Month Period       Six-Month Period
                                                       December 31,           Ended                  Ended
                                                           1999          June 30, 2000          June 30, 1999
                                                      -------------     -----------------      ----------------
                                                                      (Amounts in thousands)

Revenues:
  Gross revenues...................................      $32,956            $ 16,053                 $ 16,027
  Less:  Agency commissions........................       (4,123)             (2,003)                  (2,027)
                                                         -------            --------                 --------

          Total net revenues.......................       28,833              14,050                   14,000
Direct operating expenses:
  Programming, technical and news.................         3,456               1,655                    1,708
  Selling, promotional, general
     and administrative............................       11,872               5,753                    6,312
  Depreciation and amortization....................       13,736               6,618                    6,869
                                                         -------             -------                 --------
          Total direct operating expenses..........       29,064              14,026                   14,889
                                                         -------
Excess (Deficiency) of net revenues over
     direct operating expenses.....................      $  (231)            $    24                 $   (889)
                                                         =======             =======                 ========

                 See notes to the combined financial statements.

             KKBQ-FM and KLDE-FM (Radio Stations owned by AMFM Inc.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.   Organization and Basis of Presentation

     The accompanying combined financial statements include certain accounts of KKBQ-FM Pasadena, Texas and KLDE-FM, Houston, Texas (collectively referred to as the "Radio Stations"), while under the ownership of AMFM Inc. (formerly Chancellor Media Corporation) (the "Company") as of and during the periods presented.

     The combined statements of assets acquired and combined statements of revenues and direct operating expenses have been prepared in accordance with accounting principles generally accepted in the United States of America and were derived from the historical accounting records of the Radio Stations. Significant intercompany balances and transactions have been eliminated in combination.

     The accompanying combined statements of assets acquired include the property and equipment and intangible assets of the Radio Stations acquired by Cox Radio, Inc (see Note 7). These statements do not include cash, accounts receivable, prepaid or other assets, accounts payable, accrued expenses or other liabilities. The combined statements of revenues and direct operating expenses include the revenues and expenses directly attributable to the Radio Stations. These statements do not include corporate overhead costs, interest expense or income taxes.

     Certain expenses reflect corporate allocations from AMFM Inc. These expenses include expenses for medical, property, workers compensation and other insurance coverages. Expense allocations are based on medical coverage selection, property value, and headcount for the individual stations using corporate insurance rates. Management believes that these allocations were made on a reasonable basis. However, the allocations are not necessarily indicative of the level of expenses that might have been incurred had the Radio Stations contracted directly with third parties. Management has not made a study or any attempt to obtain quotes from third parties to determine what the cost of obtaining such services from third parties would have been.

     Complete combined financial statements, including historical balance sheets and statements of cash flows, were not prepared as the Company has not segregated indirect corporate operating cost information or related assets and liabilities in its accounting records. The Radio Stations were not accounted for as separate entities.

2.   Summary of Significant Accounting Policies

     Revenue Recognition

     Revenue is derived primarily from the sale of commercial announcements to local and national advertisers. Revenue is recognized as advertising airtime is broadcast and is net of advertising agency commissions.

     Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method at rates based upon the estimated useful lives. Repairs and maintenance costs are charged to expense when incurred. At the time of retirements, sales or other dispositions of property, the original cost and related accumulated depreciation are written off.

     Intangible Assets

     Intangible assets consist of Federal Communications Commission ("FCC") broadcast licenses and goodwill. Intangible assets resulting from acquisitions are valued based upon estimated fair values. The Company amortizes such intangible assets using the straight-line method at rates based upon the estimated useful lives.

     Impairment of Long Lived Assets

     Long-lived assets and certain intangibles are required to be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, with any impairment losses being reported in the period in which any impairment is first identified. Long-lived assets and certain intangibles to be disposed of are required to be reported at the lower of carrying amount or fair value less cost to sell.

     The Radio Stations continually evaluate the propriety of the carrying amount of property and equipment to determine whether current events or circumstances warrant adjustment of the carrying value. At this time, the Radio Stations believe that no impairment of property and equipment has occurred and that no revisions to the depreciation periods are warranted.

     The Radio Stations continually evaluate the propriety of the carrying amount of goodwill and other intangible assets and related amortization periods to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of amortization periods. These evaluations consist of the projection of undiscounted cash flows over the remaining amortization periods of the related intangible assets. The projections are based on historical trend lines of actual results, adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted cash flows is not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are written down by charges to expense, based on a discounted cash flow analysis. At this time, the Radio Stations believe that no impairment of goodwill or other intangible assets has occurred and that no revisions to the amortization periods are warranted.

     Use of Estimates

     The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets acquired at the date of the financial statements and the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

     Unaudited Interim Financial Statements

     The unaudited financial statements as of June 30, 2000 and for the six-month periods ended June 30, 2000 and 1999 include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the combined statement of assets acquired and combined statements of revenues and direct operating expenses for these periods. Revenues and direct operating expenses for the six-month periods ended June 30, 2000 and 1999 are not necessarily indicative of the results that may be expected for the entire year.

3.   Property and Equipment

                                                                                                         (Unaudited)
                                                          Useful Lives      December 31, 1999           June 30, 2000
                                                          ------------      -----------------           -------------
                                                                          (Amounts in thousands)

        Land and land improvements......................       ---              $2,221                       $2,221

        Buildings and building improvements ............   3-35 Years              760                          760
        Furniture and fixtures..........................    5-7 Years              310                          310
        Office and other equipment......................    5-7 Years              218                          223
        Vehicles........................................    5-7 Years              138                          138
        Broadcast equipment.............................   3-20 Years            1,895                        1,895
        Construction in progress........................       ---                   2                            -
                                                                                ------                       ------
        Property and equipment, at cost.................                         5,544                        5,547
        Less accumulated depreciation...................                          (688)                        (892)
                                                                                ------                       ------
        Net property and equipment......................                        $4,856                       $4,655
                                                                                ======                       ======


4.  Intangible Assets

                                                                                                         (Unaudited)
                                                          Useful Lives      December 31, 1999           June 30, 2000
                                                          ------------      -----------------           -------------
                                                                          (Amounts in thousands)
         FCC broadcast licenses.........................     15 Years           $ 196,709                 $ 196,709
         Goodwill.......................................     15 Years               1,402                     1,402
                                                                                ---------                 ---------
         Intangible assets, at cost.....................                          198,111                   198,111
         Less accumulated amortization..................                          (26,669)                  (30,980)
                                                                                ---------                 ---------
                   Net intangible assets...............                         $ 171,442                 $ 167,131
                                                                                =========                 =========

5.   Transactions with Affiliated Companies

     The Company operates a national radio network, the AMFM Radio Networks, which broadcasts advertising and syndicated programming shows to a national audience. As of June 30, 2000 the AMFM Radio Networks broadcast to approximately 68 million listeners in the United States (including approximately 59 million listeners from the Company's portfolio of stations). The revenues and direct operating expenses of the AMFM Radio Networks allocated to the Radio Stations for the year ended December 31, 1999 and the six-month periods ended June 30, 2000 and 1999 were as follows:

                                                                              (Unaudited)            (Unaudited)
                                                                            Six-Month period       Six-Month period
                                                         Year ended              ended                  ended
                                                      December 31, 1999      June 30, 2000          June 30, 1999
                                                      -----------------      -------------          -------------
                                                                             (Amounts in thousands)
        Revenues..........................................  $ 995                 $ 547              $   487
        Direct operating expenses.........................   (317)                 (133)                (161)
                                                            -----                 -----               ------
        Revenues in excess of direct operating expenses...  $ 678                 $ 414               $  326
                                                            =====                 =====               ======

     The AMFM Radio Networks allocates revenues and direct operating expenses to the Radio Stations based upon the individual station's percentage of the total AMFM Radio Networks listening audience. Management believes that these allocations were made on a reasonable basis.

     The Company also operated a marketing group, Chancellor Marketing Group, which is a full-service sales promotion firm developing integrated marketing programs for Fortune 1000 companies. The revenues and direct operating expenses of the Chancellor Marketing Group allocated to the Radio Stations for the year ended December 31, 1999 and the six-month periods ended June 30, 2000 and 1999 were as follows:

                                                                                             (Unaudited)          (Unaudited)
                                                                                          Six Month period     Six Month period
                                                                      Year Ended                ended                 ended
                                                                   December 31, 1999        June 30, 2000        June 30, 1999
                                                                   -----------------        -------------        -------------
                                                                                        (Amounts in thousands)

        Revenues.......................................................   $1,032                 $682                  $497
        Direct operating expenses......................................     (451)                (288)                 (225)
                                                                          ------                 ----                 -----
        Revenues in excess of direct operating expenses................   $  581                 $394                  $272
                                                                          ======                 ====                  ====

          Revenue and expenses from the Chancellor Marketing Group were allocated based on actual revenues generated from, and expenses incurred in connection with, the special events promoted. Management believes that these allocations were made on a reasonable basis.

     Certain expenses reflect corporate allocations from the Company. Although such allocations are included in the accompanying statements of revenue and direct operating expenses, the Radio Stations' expense for these allocations was not material for the periods presented.

6.   Commitments

     The Radio Stations have long-term operating leases for land, office space, and certain broadcasting facilities and equipment. The leases expire at various dates, generally during the next ten years, and have varying options to renew and cancel. Rental expense for operating leases was approximately (in thousands) $226, $117, and $106 for the year ended December 31, 1999 and the six-month periods ended June 30, 2000 and 1999 (unaudited), respectively. Future minimum lease payments for all non-cancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 1999 are as follows (in thousands):

        2000......................................................  $   754
        2001......................................................      648
        2002......................................................      515
        2003......................................................      439
        2004......................................................      390
        Thereafter................................................    2,598
                                                                    -------
                Total                                               $ 5,344
                                                                    =======




7.   Sale of Radio Stations

     Cox Radio entered into an Asset Purchase Agreement on March 3, 2000 with Clear Channel, AMFM Texas Broadcasting, L.P., et.al. to acquire the plant and equipment and FCC broadcast licenses of KKBQ-FM Pasadena, Texas; WKHK-FM Colonial Heights, Virginia; WMXB-FM Richmond, Virginia; WKLR-FM Fort Lee, Virginia; and the studio site assets and intangible assets used to operate KLDE-FM Houston, Texas, and the transmitter site assets and FCC licenses used to operate KTBZ-FM Lake Jackson, Texas and the plant and equipment and FCC broadcast licenses of KKTL-FM Cleveland, Texas and WTVR-AM Richmond, Virginia for cash consideration of $380 million. This transaction closed on August 30, 2000.